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             EXHIBIT 10.21--LEASE AGREEMENT DATED FEBRUARY 24, 2000
                  BETWEEN CEO SUITES, INC. AND SIDEWARE CORP.
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                             OFFICE LEASE AGREEMENT

    This lease dated February 24, 2000, between CEO Suites, Inc. having offices at 2300 North Barrington Road, Suite 400, Hoffman Estates, Illinois 60195, hereinafter called "Lessor", and Sideware Corporation, hereinafter called "Lessee", for the term and subject to the conditions hereinafter set forth. Lessor hereby grants the Lessee the privilege to use in such premises the common areas within the Lessor's suite of offices which will be shared with other tenants as the Lessor may designate. The facilities are more particularly described in Schedule "A" annexed hereto.

L.  USE

    Lessee shall use and occupy Office Number 469, with maximum occupancy of one (1) person(s) only for the following purpose: General offices.

    Additionally, Lessee shall not offer at the premises any of the services which Lessor provides to its other Lessees, including, but not limited to, those services described in Schedules "A" and "B" attached hereto.

    The Lessee will not make or permit to be made any use of the premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this lease or which directly or indirectly is forbidden by public law, ordinance or government regulations or which may be dangerous to the life, limb, or property, or which may invalidate or increase the premium of any policy of insurance carried on the property or covering its operation, or which will suffer or permit the premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Lessor, shall in any way impair or tend to impair the character, reputation or appearance of the property as a high quality office building, or which will impair or interfere with or tend to impair or interfere with any of the services performed by the Lessor for the property.

2.  TERM

    The term of this lease shall be for a period of twelve (12) months commencing on or about the 1st day of April, 2000 and ending on the 31st day of March, 2001. At expiration, lease shall be renewed for the same period of time and upon the same terms and conditions as contained herein unless either party notifies the other in writing in accordance with Paragraph 15 of the lease agreement. In the event that Lessee elects not to renew this lease at expiration, Lessee shall give sixty (60) days prior written notice to Lessor.

3.  BASE RENT

    During the term of this lease, Lessee shall pay Lessor a total base rental of $11,100.00, payable in equal monthly installments of $925.00 each in advance on the first day of each calendar month after commencement of this lease. The base rent shall be prorated for any fractional period. The base rent shall include all items listed in Schedule "A" attached. The first such payment or rental as well as the security deposit shall be due and payable prior to the physical occupancy of the premises by the Lessee.

4.  SECURITY DEPOSIT

    Lessee hereby deposits with Lessor the sum of $1,500.00, as security for full performance by Lessee of the terms and conditions of this lease. The security deposit or any balance thereof shall be returned sixty (60) days after Lessee has vacated and left the premises in an acceptable condition, following a personal inspection by Lessor, and surrendered all keys. It is agreed that the security deposit is not to be considered rental payment under this lease.

5.  POSSESSION

    If Lessor for any reason cannot deliver possession of the leased premises to Lessee at the commencement of the lease term, Lessor shall not be liable to Lessee for any loss or damage resulting
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therefrom, but there shall be a rent abatement for the period between commencement of the lease term and the time when Lessor does deliver possession.

6.  SERVICES INCLUDED

    Provided Lessee is not in default hereunder, during the term of this lease the services listed in Schedule "A" attached will be provided by Lessor to the Lessee during Lessor's normal business hours without additional charge. Lessor agrees to furnish such services from 8:00 a.m. to 5:00 p.m., Monday through Friday, except holidays designated by Lessor and excluding any days when an Act of God or governmental decree prevents Lessor's employees from reporting to work.

7.  ADDITIONAL SERVICES

    In addition, provided Lessee is not in default hereunder and provided the cost thereof does not exceed one-half of Lessee's security deposit, services will be provided by Lessor as shown in Schedule "B" attached are available to Lessee at the charges listed in Lessor's price schedule dated February 28, 2000. Lessor guarantees this schedule of costs to remain for sixty (60) days. Any changes in rates will have thirty (30) days prior written notice and commence only after thirty (30) days. All charges for additional services used by Lessee will be billed (not less frequently) monthly and shall be due and payable, on the fifth (5th) day of each calendar month. These office lease charges will be paid to CEO Suites, Inc., 2300 North Barrington Road, Suite 400, Hoffman Estates, Illinois 60195.

    Lessee shall pay for Schedule "B" services in excess of one-half (l/2) of Lessee's security deposit in advance or, at Lessor's option, within twenty-(24) hours of the date on which such services are provided. In the event that Lessee fails to make payment for Schedule "B" services as herein provided, Lessor shall, in addition to the remedies available to Lessor pursuant to Paragraph 8 hereof, be entitled to apply Lessee's security deposit toward the cost of such services and shall in addition be entitled to suspend services pursuant to either Schedule "A" or Schedule "B" until such time as the security deposit is restored in full and Lessee has paid all sums due for such services.

8.  LATE PAYMENT

    In the event that Lessee is more than fifteen (15) days delinquent in paying for the rentals due, as stated in Paragraph 3, or for the additional services rendered and invoiced in accordance with Paragraph 7, a late payment charge of l.5% per month of the amounts invoiced will be assessed, but in no event less than $15.00. A charge of $40.00 will be assessed for any returned checks.

9.  DEFAULTS AND REMEDIES

    Any of the following events shall constitute default on the part of the
Lessee:

    a. Failure to pay rental or service charges, including any late payment assessments, by the fifteenth (15th) day of the month when due;

    b. Any breach or failure of the Lessee to observe or perform any of its other obligations thereunder;

    c. The Lessee dies, abandons the premises, commits an act of bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors, or offers a composition or extension of any of its indebtedness.

       Upon the occurrence of any such default, Lessor or its agents shall have the right to exercise any one or more of the following remedies:

    d.  To apply Lessee's security deposit to the indebtedness;

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    e.  To re-enter and take possession of the said premises and remove all persons and property therefrom, as well as disconnect any telephone lines installed for the benefit of Lessee, without being deemed to have committed any manner of trespass, and re-let the premises or any part thereof, for all or any part of the remainder of said term at a rental that Lessor may, with reasonable diligence, be able to obtain;

    f.  To demand and sue to recover damages for Lessee's default.

    Should Lessor be unable to re-let the premises after reasonable effort, or should the rental be less than that which Lessee was obligated to pay under this agreement, Lessee shall pay the amount of such deficiency to Lessor plus re-letting expenses. Lessee hereby waives any and all damages occasioned by such taking of possession by Lessor. Any such taking of possession shall not constitute a termination of this agreement and shall not relieve Lessee of its obligations hereunder.

10. TITLE

    Lessee shall have possession of the office being leased hereunder and the leased furniture and fixtures within that office only during the terms of this agreement, and title thereto shall be and remain in the Lessor at all times. Lessee shall not lend, grant a security interest in, sublet, or part with possession of the office or furniture and fixtures, or attempt in any manner to dispose of or remove the furniture from the premises, or suffer any liens or legal process to be incurred.

11. INSPECTION AND SURRENDER

    Lessor may, at any reasonable hour and upon reasonable notice, enter Lessee's office for the purpose of inspecting same and in the manner which it is being used. On expiration or termination of this lease, including any extended term, Lessee agrees to promptly surrender and deliver the leased premises to Lessor without demand therefore and in good condition, ordinary wear and tear excepted. Lessor shall have the right to show Lessee's office during the sixty (60) day period after notice to vacate is received.

    In the event that Lessee fails to surrender the premises as provided above, Lessee agrees to pay Lessor, as liquidated damages, a sum equal to twice the monthly rent and additional charges to be paid by Lessee to the Lessor for all the time Lessee shall so retain possession of the premises or any part thereof; provided, however, that the exercise of Lessor's rights under this clause shall not be interpreted as a grant of permission to Lessee to continue in possession.

12. LESSOR'S LIABILITY

    The Lessor shall not be liable or responsible to Lessee for any injury or damage resulting from the acts or omissions of Lessor's employees, persons leasing office space or services from the Lessor, or other persons occupying any part of the building of which the leased property is a part, or for any failure of services provided such as electricity, water and heat, or for any injury or damage to persons or property caused by any person (except for such loss or damage resulting from willful or grossly negligent misconduct of the Lessor, its agents or employees) or from Lessor's failure to make repairs which it is obligated to make hereunder.

    The Lessor shall not be liable, as a result of any breach or action arising out of or resulting from this agreement, including, but not limited to, errors or omissions in providing services hereunder, for any damages in excess of the amount actually paid to Lessor for providing such services, nor shall Lessor be liable for any item of damage measured by lost profit resulting to Lessee.

    Lessee agrees to pay, and to protect, indemnify and save harmless Lessor and all beneficiaries, agents and employees of Lessor from and against any and all liabilities, losses, damages, costs, expenses (including all attorneys' fees and expenses of Lessor), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising solely from the acts of Lessor, its agents or employees) arising

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from (a) any injury to, or death of, any person or any damage to property on the premises or Lessor's suite of offices, or in any manner growing out of or connected with the use, non-use, condition or occupation of the premises or Lessor's suite of offices or resulting from the condition thereof,
(b) violation of any agreement or condition of this lease, and (c) violation by Lessee of any contract or agreement to which Lessee is a party or any restriction, statute, law, ordinance or regulation, in each case affecting the premises or any part thereof or the occupants' use thereof.

13. WAIVER OF BREACH

    No failure by the Lessor to insist upon the strict performance of any term or condition of this lease or to exercise any right or remedy available on a breach thereof, and no acceptance of full or partial payment during the continuance of any such breach shall constitute a waiver of such breach or any such term or condition. No term or condition of this lease required to be performed by the Lessee, and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by the Lessor. No waiver of any breach shall affect or alter any term or condition in this lease, and each such term or condition shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.

14. STAFF

    Lessee agrees not to offer employment to, employ, any employees of the Lessor, or any persons who have been employees of Lessor within the preceding months following termination of the agreement. An amount equal to three
(3) months' salary paid by Lessor to the employees shall be levied by Lessor to the Lessee as liquidated damages for each such breach.

15. NOTICES

    All notices to be given by one party to the other under this agreement shall be in writing, delivered personally within the premises or sent by United States Certified or Registered Mail, postage prepaid. Such notices properly addressed and mailed as herein stated shall be deemed notice for all purposes even if undelivered. Lessor's address for such purposes is as stated on page one of this lease. Lessee hereby designates its address as 208 Eldin, Suite 200, Herndon, VA 20170. From time to time either party may, by written notice to the other, designate other addresses to which notices thereafter shall be addressed. Upon ending date set forth herein, the lease herein shall be extended for the same period of time as the initial term 5% over the Lessee's current rental rate.

16. RULES AND REGULATIONS

    Lessee will conduct themselves in a business-like manner at a noise level which will not be a nuisance to others on the Office premises, wear proper attire and abide by the landlord's directives regarding security, keys, parking and other such matters common to all occupants. If the Lessee requires any special work or services such as electrical or telephone wiring, or heat or air conditioning outside of normal business hours, such work or services shall be arranged by Lessor at the request and expense of the Lessee.

    Lessee will not use or store any flammable materials on the premises, affix anything on the windows, walls or any part of the premises without the prior written approval of the Lessor; bring animals or vending machines into the premises; cook or permit any offensive gases, odors or liquids on the premises; CIGARETTE, CIGAR AND PIPE TOBACCO IS PROHIBITED ANYWHERE IN THE BUILDING INCLUDING YOUR PRIVATE OFFICE; obstruct corridors, elevators and stairways or use them for any purpose other than ingress and egress; store or operate any large business machines, photocopiers, radios, stereos or other amplification equipment without Lessor's prior written consent. If such consent is granted, Lessee shall be responsible for payment to Lessor for those utility costs.

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    Lessee using public areas can only do so with the consent of the Lessor, and those areas must be kept neat and attractive at all times.

    No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

    The Lessor and its agents shall have the right to enter the premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall be deemed necessary for the preservation, safety or improvements of said office without in any way being deemed or held to have committed an eviction of the Lessee therein.

    The Lessee shall give the Lessor immediate access to the premises to show said premises on Lessee giving notice of intent to vacate in accordance with the provisions of the lease agreement. The Lessee shall in no way hinder the Lessor from showing said premises.

    Lessor reserves the right to make any other reasonable rules and regulations as in its judgment may be needed for the safety, cleanliness, care and attractiveness of the offices, provided such additions or changes do not discriminate against Lessee.

    This agreement shall at all times be subject and subordinate to the main lease under which licensor holds or shall hold possession of the facilities, and shall terminate upon termination of the main lease, without any liability on the part of the licensor whatsoever.

17. MODIFICATIONS OR AMENDMENTS

    All of the representations and obligations of Lessor and Lessee are contained herein, and no modification, waiver or amendment of this agreement, or any of its conditions or provisions, shall be binding upon either party unless in writing and signed by both parties.

18. HOLDING OVER

    If the Lessee retains possession of the premises or any part thereof after the termination of the term by lapse of time or otherwise, the Lessee shall pay the Lessor rent at double the rate SPECIFIED IN SECTION 15 for the time the Lessee thus remains in possession, and in addition thereto, shall pay the Lessor all damages sustained by reason of the Lessee's retention of possession. If the Lessee remains in possession of the premises or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Lessor expressed in a written notice to the Lessee and not otherwise, constitute a renewal of this lease for one year at 10% over the specified rate in Section 15. The provisions of this Section do not waive the Lessor's rights of reentry or any other right hereunder.

19. RELOCATION OF TENANT

    Notwithstanding anything stated to the contrary herein, at any time after the date of this lease, Landlord may substitute for the Premises, other premises on the floor (the new "Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided; the New Premises shall be substantially similar to the Premises in area and configuration; the substitution shall be made in order to lease the Premises to a prospective or another tenant on the floor; if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the new Premises; Landlord shall give Tenant not less than fifteen (15) days prior written notice of such substitution.

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    IN WITNESS WHEREOF, the parties hereto have executed this lease on the date first written above.

CEO SUITES, INC.                                   SIDEWARE CORPORATION

By:                                                By:
                        Lessor                     Lessee (Signature)

Title:
                                                                   (Print name)

Date:                                              Title:

                                                   Date:

                                                   Social Security Number:

                                                   Driver's License and State:

--------------------------------------------------------------------------------

                                    GUARANTY

    In consideration of the making of the above lease by the Lessor with the Lessee at the request of the undersigned and in reliance on this guaranty, the undersigned hereby guarantees the payment of the rent to be paid by the Lessee and the performance by the Lessee of all the terms, conditions covenants and agreements of the Lease, and the undersigned promises to pay all the Lessor's expenses, including reasonable attorney's fees, incurred by the Lessor in enforcing all obligations of the Lessee under the lease or incurred by the Lessor in enforcing this guaranty. If this guaranty shall be executed by more than one party their respective liability pursuant to said guaranty shall be joint and several.

    WITNESS the hand and seal of the undersigned at the date of the above lease.

                                          Lessee (Signature): __________________

                                          Lessee (Print Name): _________________

                                          Social Security Number: ______________

                                          Driver's License and State: __________

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                                  ADDENDUM #1

    It is hereby agreed between both parties that the rental payments shall conform to the following schedule:

                      April 1, 2000 through March 31, 2001

                               Base Rent:                                   $  925.00**

                               Monthly Phone Package:                       $   50.00

                               TOTAL MONTHLY FIXED CHARGES:                 $  975.00

                               ONE TIME FEES:

                               Building Directory and Access Card:          $   75.00

                               Telephone Installation:                      $  125.00

                               Fax Line Installation:                       $  175.00

                               Security Deposit:                            $1,500.00

                               Total--One Time Fees:                        $1,875.00

* This amount reflects free rent amortized over the term of the lease.


CEO SUITES, INC.                                   SIDEWARE CORPORATION

By: "signed"                                       By: "signed"
                                                                   (Signature)

                                                                   (Print Name)

Title:                                             Title:

Dated:                                             Dated:

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                                  SCHEDULE "A"

Private Furnished Suite

Telephone answering in your company name with 24 hour access to voice mail (unlimited messages)

Elegant Reception Area

24-Hour, 7 Day a Week Access to Building

Your Company Name on Building Directory

Receptionist to Greet and Announce Visitors

Utilities and Maintenance

Daily Mail Service

Building Security

Janitorial Service Monday through Friday

Full-Time Management on Premise

Prestigious Corporate Address

Strategic Business Location

Lounge

Conference Rooms

Use of Audio-Visual Equipment on Premises

Free Parking

Background Music

Use of FAX number

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                                  SCHEDULE "B"

Secretarial Service:                           $26.00 an hour--billed at 15 minute
                                               increments

Word Processing:                               $26.00 an hour--billed at 15 minute
                                               increments

Facsimile Transmission--Send/Receive:          $1.00/Page

Photocopies:                                   15 for 1-1000--13 for over 1000--10 over 2000

Office Supplies:                               10% under catalog price

Coffee Service:                                $15.00 per month/per person

Metered Mail:                                  Postage plus 15%

Federal Express, etc.:                         Standard carrier rates plus 15% handling fee

UPS:                                           Standard Carrier rates plus $2.00

Electricity:                                   $5.00 per month for each electrical piece of
                                               office equipment (ie: computer, fax machine,
                                               printer)

Spiral Binding:                                Small--$3.00
                                               Medium--$3.50
                                               Large--$4.00

Notary Service:                                $5.00 per document

(on premise)

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                                  EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

Sideware Corp.
3032650 Nova Scotia Corp.
Sideware International SRL
9050 Investments Ltd.
Evergreen International Technology Inc.
9123 Investments Ltd.
Doorchester 52613 Investments Ltd.